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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


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
MPSI Systems Limited........................................................U.K. Corporation
MPSI do Brasil............................................................Brazil Corporation
MPSI Systems K.K........................................................Japanese Corporation
MPSI Systems Pte. Ltd..................................................Singapore Corporation
Shanghai MPSI Software Inc...............................................Chinese Corporation
Management Planning Systems, Inc........................................Oklahoma Corporation
DataMetrix Inc..........................................................Oklahoma Corporation

INACTIVE CORPORATIONS
MPSI Australia Pty. Ltd................................................Australia Corporation
MPSI China Inc..........................................................Delaware Corporation
MPSI Surveys Inc........................................................Oklahoma Corporation
MPSI Systems Canada Inc.................................................Canadian Corporation
MPSI Systems GmbH.........................................................German Corporation
Quest Systems International Inc.........................................Delaware Corporation

BRANCH OFFICES
  Seoul, South Korea........................................Branch of MPSI Systems Pte. Ltd.
  Johannesburg, South Africa......................Branch of Management Planning Systems Inc.
                                                             (d/b/a MPSI Africa Inc.)
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